Exhibit 99.1

PO Box 10, Manitowoc, WI 54221-0010 For further information, contact: Kevin M LeMahieu, Chief Financial Officer Phone: (920) 652-3100 / klemahieu@bankfirst.com

NEWS release

[For Immediate Release]

Bank First Announces Net Income for the Second Quarter of 2026

•	Net income of $24.7 million and $44.7 million for the three and six months ended June 30, 2026, respectively

•	Earnings per common share of $2.21 and $3.99 for the three and six months ended June 30, 2026, respectively

•	Adjusted net income (non-GAAP) of $27.3 million and $52.4 million and adjusted earnings per common share (non-GAAP) of $2.45 and $4.69 for the three and six months ended June 30, 2026, respectively, after removing the impact of acquisition expenses and certain asset sales

•	Quarterly cash dividend of $0.60 per share declared, an increase of 9.1% and 33.3% over the prior quarter and prior-year second quarter, respectively

MANITOWOC, Wis., July 21, 2026 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $24.7 million, or $2.21 per share, for the second quarter of 2026, compared with net income of $16.9 million, or $1.71 per share, for the prior-year second quarter. For the six months ending June 30, 2026, Bank First earned $44.7 million, or $3.99 per share, compared to $35.1 million, or $3.53 per share for the same period in 2025. After removing the impact of expenses related to the acquisitions of Centre 1 Bancorp, Inc. (“Centre”), and PSB Holdings, Inc. (“Peoples”), as well as one-time net gains on the sale of certain assets, the Bank reported adjusted net income (non-GAAP) of $27.3 million, or $2.45 per share, and $52.4 million, or $4.69 per share, for the three and six months ended June 30, 2026. Adjusted net income was $16.7 million, or $1.69 per share, and $35.0 million, or $3.52 per share, for the three and six months ended June 30, 2025.

“Following the anticipated closing of our Peoples acquisition in December 2025, Bank First will have approximately $7.5 billion in total assets,” stated Mike Molepske, Chairman and CEO of Bank First. “We are often asked about our plans to surpass $10 billion in assets. Our answer is simple: we will continue to grow with discipline. We will not compromise our acquisition standards simply to reach a regulatory threshold. Our focus remains on creating long-term shareholder value.”

Operating Results

The acquisition of Centre, an institution with $1.48 billion in assets at closing on January 1, 2026, increased total assets of Bank First by 33%. The added operating scale from this transaction significantly impacted nearly every aspect of Bank First’s results for the first half of 2026, as well as comparability to prior period results.

Net interest income (“NII”) during the second quarter of 2026 was $55.0 million, up $1.8 million from the previous quarter and up $18.3 million from the second quarter of 2025. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from Centre and past acquisitions (“purchase accounting”) increased NII by $3.5 million, or $0.25 per share after tax, during the second quarter of 2026, compared to $2.7 million, or $0.19 per share after tax, during the previous quarter and $0.6 million, or $0.05 per share after tax, during the second quarter of 2025.

Net interest margin (“NIM”) was 4.13% for the second quarter of 2026, compared to 3.96% for the previous quarter and 3.72% for the second quarter of 2025. NII from purchase accounting increased NIM by 0.27%, 0.20% and 0.07% for each of these periods, respectively. After removing the impact of purchase accounting, rates earned on average earning assets increased by four basis points and rates paid on average interest-bearing liabilities decreased by nine basis points from the first to the second quarter of 2026. These improvements caused NIM, adjusted to remove the impact of purchase accounting, to increase by 10 basis points quarter-over-quarter.

Bank First did not record a provision for credit losses in the second quarter of 2026, matching the previous quarter and less than the $0.2 million provision recorded during the second quarter of 2025. Accounting entries related to the Centre acquisition added $12.8 million to the allowance for credit losses on January 1, 2026. The lack of provision expense during the first half of 2026 was due to a slight contraction in the Bank’s loan portfolio (after removing the impact of the loans acquired from Centre on January 1), primarily in the Bank’s new Stateline region (formerly Centre), as the Bank transitioned out of certain loans that were not consistent with Bank First’s lending philosophy.

Noninterest income was $10.0 million for the second quarter of 2026, compared to $10.5 million for the prior quarter and $4.9 million for the second quarter of 2025. Trust and Wealth Management income, a new business line resulting from the Centre acquisition, produced $1.6 million in noninterest income during the second quarter of 2026, equal to the $1.6 million produced in the first quarter of 2026. This revenue is nearly a 100% increase from prior periods as these periods include only minimal wealth management income through referral agreements with partner firms. Service charge income totaled $4.1 million for the second quarter of 2026, compared to $4.7 million and $2.1 million for the prior quarter and second quarter of 2025, respectively. Income provided by the Bank’s investment in Ansay & Associates, LLC (“Ansay”) totaled $0.9 million, compared to $1.0 million and $1.2 million for the prior quarter and second quarter of 2025, respectively. Ansay is experiencing reduced profitability in 2026, the result of investments they are making in automation and operational efficiency to improve future profitability, coupled with insurance pricing in several sectors entering an industry-wide softening. Gains on sales of mortgage loans totaled $0.7 million during the second quarter of 2026, down from $1.1 million in the prior quarter but up from $0.3 million in the prior-year second quarter. Gains on sales of mortgage loans totaled $1.7 million through the first half of 2026 compared to $0.7 million during the same period of 2025 as the Bank has produced strong results in retail lending in a challenging higher rate environment. The increasing interest rate environment through the first half of 2026 led to a $0.5 million positive valuation adjustment to the Bank’s mortgage servicing rights in the current-year second quarter, compared to a $0.1 million negative valuation adjustment during the prior-year second quarter. Increasing prevailing mortgage rates cause the assumption for prepayments of mortgages to decline, increasing the underlying value of mortgage servicing rights assets.

Noninterest expense totaled $34.4 million in the second quarter of 2026, compared to $39.1 million during the prior quarter and $20.8 million during the second quarter of 2025. Expenses related to the Bank’s acquisitions of Centre and Peoples totaled $3.3 million during the second quarter of 2026 (“Q2”) compared to $6.5 million during the previous quarter (“Q1”). These expenses are primarily included in the areas of personnel expense ($1.3 million for Q2 and $4.9 million for Q1), outside service fees ($0.5 million for Q2 and $1.2 million for Q1) and data processing expenses ($0.5 million for Q2 and $0.2 million for Q1). Conversion of Centre’s core data processing system onto Bank First’s platform occurred during the second quarter of 2026. Prior to this conversion, some operational areas of the Bank had redundancies (personnel expense, occupancy expense, data processing) which are in addition to the previously listed expenses related directly to acquisitions. Full realization of expected cost savings from operational synergies are anticipated during future quarters. The acquisition of Centre created a core deposit intangible asset of $31.9 million. Amortization related to this intangible asset, which will be amortized over the next 10 years, led to the elevated amortization expense during the first and second quarters of 2026.

Balance Sheet

Total assets were $5.95 billion on June 30, 2026, an increase of $1.44 billion from December 31, 2025, and up $1.58 billion from June 30, 2025. As mentioned earlier, the acquisition of Centre added approximately $1.48 billion in assets on January 1, 2026.

The carrying value of investments on June 30, 2026, totaled $608.6 million, up $340.5 million from December 31,2025, and $331.6 million from June 30, 2025. The acquisition of Centre included $333.1 million in investments, causing the investment portfolio’s composition of total assets to go from 6.0% at the end of 2025 to 10.2% at the end of the second quarter of 2026.

Total loans were $4.52 billion on June 30, 2026, up $917.0 million from December 31, 2025, and $941.3 million from June 30, 2025. Loans included in the acquisition of Centre totaled approximately $981.5 million. Some attrition in these acquired balances has created a headwind to overall loan growth for the organization through the first half of 2026.

Total deposits, nearly all of which remain core deposits, were $4.99 billion on June 30, 2026, up $1.29 billion from December 31, 2025, and $1.39 billion from June 30, 2025. Deposits included in the acquisition of Centre totaled approximately $1.38 billion. Noninterest-bearing demand deposits comprised 30.0% of the Bank’s total deposits on June 30, 2026, after finishing 2025 at 27.1%.

Asset Quality

Nonperforming assets on June 30, 2026, totaled $27.8 million, down $2.2 million from the end of the previous quarter but up $14.2 million from June 30, 2025. Other real estate owned, fully comprised of former properties of Centre that will not be utilized by Bank First, totaled $2.4 million on June 30, 2026. Seventy-five percent of the $22.3 million balance in nonaccrual loans related to three customer relationships. The circumstances which led these loans to nonaccrual status are unique and not prevalent throughout the Bank’s loan portfolio. Nonperforming assets to total assets remained manageable at 0.47% as of June 30, 2026, down from 0.50% at the end of the prior quarter but up from 0.31% on June 30, 2025.

Capital Position

Stockholders’ equity totaled $819.3 million on June 30, 2026, an increase of $175.4 million from the end of 2025. Earnings of $44.7 million were supplemented by a positive impact to capital of $168.5 million from the Centre acquisition. These increases were offset by dividends totaling $11.7 million and share repurchases totaling $22.7 million. The Bank’s book value per common share totaled $73.95 on June 30, 2026, compared to $65.47 on December 31, 2025. Tangible book value per common share (non-GAAP) totaled $47.92 on June 30, 2026, compared to $46.01 on December 31, 2025.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.60 per common share, payable on October 7, 2026, to shareholders of record as of September 23, 2026. This dividend represents an increase of $0.05 and $0.15 per share, or 9.1% and 33.3%, from the dividend declared during the prior quarter and prior-year second quarter, respectively.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, treasury management, trust, and wealth management services at each of its 38 banking locations in Wisconsin and Illinois. The Bank has grown through both acquisitions and de novo branch expansion. Bank First employs approximately 554 full-time equivalent staff and has assets of approximately $6 billion. Insurance services are available through its bond with Ansay. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Centre, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as adjusted net income, adjusted earnings per share, return of adjusted earnings on average assets, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors, and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See " Non-GAAP Financial Measures" below. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Results of Operations:
Interest income	$75,719	$73,605	$56,636	$55,456	$54,575	$149,324	$109,623
Interest expense	20,686	20,389	16,470	17,203	17,873	41,075	36,384
Net interest income	55,033	53,216	40,166	38,253	36,702	108,249	73,239
Provision for credit losses	-	-	-	650	200	-	600
Net interest income after provision for credit losses	55,033	53,216	40,166	37,603	36,502	108,249	72,639
Noninterest income	10,002	10,532	4,758	5,953	4,921	20,534	11,509
Noninterest expense	34,400	39,056	22,012	21,086	20,756	73,456	41,360
Income before income tax expense	30,635	24,692	22,912	22,470	20,667	55,327	42,788
Income tax expense	5,944	4,704	4,522	4,480	3,792	10,648	7,672
Net income	$24,691	$19,988	$18,390	$17,990	$16,875	$44,679	$35,116

Earnings per Common Share (Basic and Diluted)	$2.21	$1.78	$1.87	$1.83	$1.71	$3.99	$3.53

Common Shares:
Outstanding	11,079,310	11,222,442	9,834,623	9,834,083	9,833,476	11,079,310	9,833,476
Weighted average outstanding for the period	11,149,885	11,215,545	9,834,567	9,834,002	9,901,391	11,183,664	9,950,925

Noninterest Income / Noninterest Expense:
Trust and wealth management	$1,620	$1,575	$26	$14	$16	$3,195	$33
Service charges	4,102	4,690	2,255	2,106	2,053	8,792	4,064
Income from Ansay	866	975	267	1,314	1,153	1,841	2,334
Loan servicing income	954	955	747	736	733	1,909	1,465
Valuation adjustment on mortgage servicing rights	534	81	(45)	250	(99)	615	76
Net gain on sales of mortgage loans	661	1,076	649	482	338	1,737	672
Other noninterest income	1,265	1,180	859	1,051	727	2,445	2,865
Total noninterest income	$10,002	$10,532	$4,758	$5,953	$4,921	$20,534	$11,509

Personnel expense	$16,822	$21,789	$10,565	$10,498	$10,427	$38,611	$21,412
Occupancy, equipment and office	2,639	2,556	2,769	1,567	1,922	5,195	3,513
Data processing	4,045	3,410	2,685	2,506	2,620	7,455	5,064
Postage, stationery and supplies	843	439	309	165	259	1,282	510
Advertising	147	83	(28)	78	61	230	126
Charitable contributions	317	240	79	143	274	557	750
Outside service fees	1,990	2,400	1,490	1,818	1,135	4,390	1,923
Federal deposit insurance	849	716	510	540	630	1,565	1,260
Net gain on other real estate owned	(28)	(191)	-	-	(159)	(219)	(159)
Net loss on sales of securities	-	31	-	-	-	31	-
Amortization of intangibles	2,547	2,572	1,204	1,228	1,273	5,119	2,571
Other noninterest expense	4,229	5,011	2,429	2,543	2,314	9,240	4,390
Total noninterest expense	$34,400	$39,056	$22,012	$21,086	$20,756	$73,456	$41,360

Period-end Balances:
Cash and cash equivalents	$266,523	$398,638	$243,207	$126,184	$120,328	$266,523	$120,328
Securities available-for-sale, at fair value	494,571	483,235	164,422	167,125	167,209	494,571	167,209
Securities held-to-maturity, at cost	114,061	117,929	103,726	106,823	109,854	114,061	109,854
Loans	4,521,687	4,515,626	3,604,651	3,629,663	3,580,357	4,521,687	3,580,357
Allowance for credit losses - loans	(56,029)	(57,067)	(44,374)	(44,501)	(44,292)	(56,029)	(44,292)
Premises and equipment, net	96,066	93,140	79,217	78,027	75,667	96,066	75,667
Goodwill and core deposit intangible, net	288,342	291,908	191,306	192,510	193,738	288,342	193,738
Mortgage servicing rights	18,019	17,484	13,650	13,696	13,445	18,019	13,445
Other assets	204,272	208,120	150,290	150,884	148,776	204,272	148,776
Total assets	5,947,512	6,069,013	4,506,095	4,420,411	4,365,082	5,947,512	4,365,082

Deposits
Interest-bearing	3,489,250	3,589,919	2,692,711	2,539,476	2,605,397	3,489,250	2,605,397
Noninterest-bearing	1,498,332	1,496,897	1,003,076	999,285	990,027	1,498,332	990,027
Borrowings	104,846	124,845	121,966	221,941	121,915	104,846	121,915
Other liabilities	35,774	37,499	44,506	31,584	35,410	35,774	35,410
Total liabilities	5,128,202	5,249,160	3,862,259	3,792,286	3,752,749	5,128,202	3,752,749

Stockholders' equity	819,310	819,853	643,836	628,125	612,333	819,310	612,333

Book value per common share	$73.95	$73.05	$65.47	$63.87	$62.27	$73.95	$62.27
Tangible book value per common share (non-GAAP)	$47.92	$47.04	$46.01	$44.30	$42.57	$47.92	$42.57

Average Balances:
Loans	$4,514,298	$4,560,355	$3,615,930	$3,600,259	$3,560,945	$4,537,199	$3,551,522
Interest-earning assets	5,388,799	5,489,866	4,019,999	3,948,304	4,006,981	5,439,052	4,053,653
Goodwill and other intangibles, net	290,473	292,757	192,061	193,250	194,503	291,609	195,124
Total assets	5,966,393	6,052,695	4,421,837	4,350,555	4,407,112	6,010,116	4,452,748
Deposits	4,983,283	5,043,273	3,602,826	3,573,341	3,596,755	5,013,111	3,634,190
Interest-bearing liabilities	3,608,897	3,750,264	2,732,417	2,709,808	2,762,544	3,637,987	2,799,658
Stockholders' equity	819,933	801,987	636,418	620,153	623,861	811,009	634,724

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Financial Ratios:
Return on average assets *	1.66%	1.34%	1.65%	1.64%	1.54%	1.50%	1.59%
Return on average common equity *	12.08%	10.11%	11.46%	11.51%	10.85%	11.11%	11.16%
Return on average tangible common equity (non-GAAP)*	18.70%	15.57%	16.42%	16.72%	15.76%	17.35%	16.11%
Average equity to average assets	13.74%	13.25%	14.39%	14.25%	14.16%	13.49%	14.25%
Stockholders' equity to assets	13.78%	13.51%	14.29%	14.21%	14.03%	13.78%	14.03%
Tangible equity to tangible assets (non-GAAP)	9.38%	9.14%	10.49%	10.30%	10.04%	9.38%	10.04%
Net interest margin, taxable equivalent *	4.13%	3.96%	4.01%	3.88%	3.72%	4.04%	3.69%
Net loan charge-offs (recoveries) to average loans *	0.09%	0.01%	0.01%	0.00%	0.00%	0.05%	0.05%
Nonperforming loans to total loans	0.56%	0.60%	0.25%	0.38%	0.38%	0.56%	0.38%
Nonperforming assets to total assets	0.47%	0.50%	0.20%	0.31%	0.31%	0.47%	0.31%
Allowance for credit losses - loans to total loans	1.24%	1.26%	1.23%	1.23%	1.24%	1.24%	1.24%

Loan Portfolio Composition:
Commercial/industrial	$848,605	$823,824	$647,086	$654,452	$628,527	$848,605	$628,527
Commercial real estate - owner occupied	1,094,282	1,133,042	880,723	861,650	841,749	1,094,282	841,749
Commercial real estate - non-owner occupied	705,370	660,359	492,525	510,535	518,636	705,370	518,636
Multi-family	451,853	456,366	402,053	372,031	377,218	451,853	377,218
Construction and development	241,933	259,365	215,518	262,439	249,857	241,933	249,857
Residential 1-4 family	1,099,348	1,101,515	894,979	897,518	891,685	1,099,348	891,685
Consumer and other	80,296	81,155	71,767	71,038	72,685	80,296	72,685
Total	$4,521,687	$4,515,626	$3,604,651	$3,629,663	$3,580,357	$4,521,687	$3,580,357

Share Repurchases:
Total number of shares repurchased	144,000	16,000	-	-	143,720	160,000	205,602
Total dollar of shares repurchased	$20,364	$2,376	$-	$-	$15,622	$22,740	$22,042

Non-GAAP Financial Measures:
Adjusted net income reconciliation
Net income (GAAP)	$24,691	$19,988	$18,390	$17,990	$16,875	$44,679	$35,116
Acquisition related expenses	3,311	6,528	663	862	-	9,839	-
Loss on razing of branch building	-	-	879	-	-	-	-
Gains on sales of securities and OREO valuations	(28)	(160)	-	-	(159)	(188)	(159)
Adjusted net income before income tax impact	27,974	26,356	19,932	18,852	16,716	54,330	34,957
Income tax impact of adjustments	(656)	(1,274)	(307)	(74)	33	(1,930)	33
Adjusted net income (non-GAAP)	$27,318	$25,082	$19,625	$18,778	$16,749	$52,400	$34,990

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$27,318	$25,082	$19,625	$18,778	$16,749	$52,400	$34,990
Weighted average common shares outstanding for the period	11,149,885	11,215,545	9,834,567	9,834,002	9,901,391	11,183,664	9,950,925
Adjusted earnings per share (non-GAAP)	$2.45	$2.24	$2.00	$1.91	$1.69	$4.69	$3.52

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$27,318	$25,082	$19,625	$18,778	$16,749	$52,400	$34,990
Average total assets	$5,966,393	$6,052,695	$4,421,837	$4,350,555	$4,407,112	$6,010,116	$4,452,748
Annualized return of adjusted earnings on average assets (non-GAAP)	1.84%	1.64%	1.76%	1.71%	1.52%	1.76%	1.58%

Average tangible common equity reconciliation
Total average stockholders’ equity (GAAP)	$819,933	$801,987	$636,418	$620,153	$623,861	$811,009	$623,861
Average goodwill	(245,989)	(246,370)	(175,106)	(175,106)	(175,106)	(246,179)	(175,106)
Average core deposit intangible, net of amortization	(44,484)	(46,387)	(16,955)	(18,144)	(19,397)	(45,430)	(19,397)
Average tangible common equity (non-GAAP)	$529,460	$509,230	$444,357	$426,903	$429,358	$519,400	$429,358

Return on average tangible common equity calculation*
Average tangible common equity (non-GAAP)	$529,460	$509,230	$444,357	$426,903	$429,358	$519,400	$429,358
Net income	$24,691	$19,988	$18,390	$17,990	$16,875	$44,679	$16,875
Return on average tangible common equity*	18.70%	15.92%	16.42%	16.72%	15.76%	17.35%	15.76%

Tangible assets reconciliation
Total assets (GAAP)	$5,947,512	$6,069,014	$4,506,095	$4,420,411	$4,365,082	$5,947,512	$4,365,082
Goodwill	(245,351)	(246,370)	(175,106)	(175,106)	(175,106)	(245,351)	(175,106)
Core deposit intangible, net of amortization	(42,991)	(45,538)	(16,200)	(17,404)	(18,632)	(42,991)	(18,632)
Tangible assets (non-GAAP)	$5,659,170	$5,777,106	$4,314,789	$4,227,901	$4,171,344	$5,659,170	$4,171,344

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$819,310	$819,853	$643,836	$628,125	$612,333	$819,310	$612,333
Goodwill	(245,351)	(246,370)	(175,106)	(175,106)	(175,106)	(245,351)	(175,106)
Core deposit intangible, net of amortization	(42,991)	(45,538)	(16,200)	(17,404)	(18,632)	(42,991)	(18,632)
Tangible common equity (non-GAAP)	$530,968	$527,945	$452,530	$435,615	$418,595	$530,968	$418,595

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$530,968	$527,945	$452,530	$435,615	$418,595	$530,968	$418,595
Common shares outstanding at the end of the period	11,079,310	11,222,442	9,834,623	9,834,083	9,833,476	11,079,310	9,833,476
Tangible book value per common share (non-GAAP)	$47.92	$47.04	$46.01	$44.30	$42.57	$47.92	$42.57

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$530,968	$527,945	$452,530	$435,615	$418,595	$530,968	$418,595
Tangible assets (non-GAAP)	$5,659,170	$5,777,106	$4,314,789	$4,227,901	$4,171,344	$5,659,170	$4,171,344
Tangible equity to tangible assets (non-GAAP)	9.38%	9.14%	10.49%	10.30%	10.04%	9.38%	10.04%

* Components of the quarterly ratios were annualized.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$4,380,986	263,197	6.01%	$3,432,506	194,859	5.68%
Tax-exempt	133,312	6,913	5.19%	128,439	6,818	5.31%
Securities
Taxable (available for sale)	485,347	20,541	4.23%	159,275	6,913	4.34%
Tax-exempt (available for sale)	33,637	1,259	3.74%	30,855	1,115	3.61%
Taxable (held to maturity)	114,143	4,648	4.07%	106,783	4,282	4.01%
Tax-exempt (held to maturity)	3,814	99	2.60%	2,404	66	2.75%
Cash and due from banks	237,560	8,792	3.70%	146,719	6,526	4.45%
Total interest-earning assets	5,388,799	305,449	5.67%	4,006,981	220,579	5.50%
Noninterest-earning assets	634,139			444,194
Allowance for credit losses - loans	(56,545)			(44,063)
Total assets	$5,966,393			$4,407,112
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$607,829	$14,698	2.42%	$453,918	$11,443	2.52%
Savings accounts	1,132,387	14,491	1.28%	838,709	12,211	1.46%
Money market accounts	923,098	19,674	2.13%	667,685	16,142	2.42%
Certificates of deposit	808,406	27,498	3.40%	635,509	24,362	3.83%
Brokered Deposits	15,118	597	3.95%	20,097	814	4.05%
Total interest-bearing deposits	3,486,838	76,958	2.21%	2,615,918	64,972	2.48%
Other borrowed funds	122,059	6,013	4.93%	146,626	6,713	4.58%
Total interest-bearing liabilities	3,608,897	82,971	2.30%	2,762,544	71,685	2.59%
Noninterest-bearing liabilities
Demand Deposits	1,496,445			980,837
Other liabilities	41,118			39,870
Total Liabilities	5,146,460			3,783,251
Shareholders' equity	819,933			623,861
Total liabilities & shareholders' equity	$5,966,393			$4,407,112
Net interest income on a fully taxable
equivalent basis		222,478			148,894
Less taxable equivalent adjustment		(1,737)			(1,680)
Net interest income		$220,741			$147,214
Net interest spread (3)			3.37%			2.91%
Net interest margin (4)			4.13%			3.72%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$4,404,330	$260,036	5.90%	$3,421,445	$194,542	5.69%
Tax-exempt	132,869	6,647	5.00%	130,077	6,852	5.27%
Securities
Taxable (available for sale)	493,785	20,701	4.19%	169,740	7,435	4.38%
Tax-exempt (available for sale)	34,909	1,281	3.67%	31,771	1,132	3.56%
Taxable (held to maturity)	108,357	4,423	4.08%	107,210	4,274	3.99%
Tax-exempt (held to maturity)	4,158	109	2.62%	2,797	75	2.68%
Cash, due from banks and other	260,644	9,615	3.69%	190,613	8,445	4.43%
Total interest-earning assets	5,439,052	302,812	5.57%	4,053,653	222,755	5.50%
Noninterest-earning assets	627,017			443,235
Allowance for loan losses	(55,953)			(44,140)
Total assets	$6,010,116			$4,452,748
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$624,501	$16,257	2.60%	$485,115	$12,098	2.49%
Savings accounts	1,123,409	14,313	1.27%	834,917	12,139	1.45%
Money market accounts	930,850	19,740	2.12%	675,522	16,412	2.43%
Certificates of deposit	810,830	28,217	3.48%	637,214	25,186	3.95%
Brokered Deposits	15,116	597	3.95%	20,095	815	4.06%
Total interest-bearing deposits	3,504,706	79,124	2.26%	2,652,863	66,650	2.51%
Other borrowed funds	133,281	3,709	2.78%	146,795	6,721	4.58%
Total interest-bearing liabilities	3,637,987	82,833	2.28%	2,799,658	73,371	2.62%
Noninterest-bearing liabilities
Demand Deposits	1,508,405			981,327
Other liabilities	52,715			37,039
Total Liabilities	5,199,107			3,818,024
Stockholders' equity	811,009			634,724
Total liabilities & stockholders' equity	$6,010,116			$4,452,748
Net interest income on a fully taxable equivalent basis		219,979			149,384
Less taxable equivalent adjustment		(1,688)			(1,693)
Net interest income		$218,291			$147,691
Net interest spread (3)			3.29%			2.87%
Net interest margin (4)			4.04%			3.69%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)	Nonaccrual loans are included in average amounts outstanding.

(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.